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Exhibit 11. Statement re computation of per share earnings

            TORCHMARK CORPORATION COMPUTATION OF EARNINGS PER SHARE

                                         1993          1992          1991
                                     ------------  ------------  ------------
Net income.........................  $297,978,880  $265,477,484  $246,489,067
Preferred dividends................    (3,289,568)   (3,453,976)   (6,115,677)
                                     ------------  ------------  ------------
Adjusted net income................  $294,689,312  $262,023,508  $240,373,390
                                     ============  ============  ============
Weighted average share outstanding.    73,501,654    73,236,849    76,728,267(1)
                                     ============  ============  ============
Primary earnings per share:
 Net income........................  $       4.01  $       3.58  $       3.13(1)
                                     ============  ============  ============

(1) Restated to give effect for the three-for-two stock split in the form of a dividend which was effective August 5, 1992.